CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 8 to the registration statement on Form S-6 (the "Registration Statement") of our report dated March 31, 1997, relating to the financial statements of Pruco Life PRUvider Variable Appreciable Account, which appears in such Prospectus.

We also consent to the use in the Prospectus constituting part of this Registration Statement of our report dated March 21, 1997, relating to the consolidated financial statements of Pruco Life Insurance Company and Subsidiaries, which appears in such Prospectus.

We also consent to the use in the Statement of Additional Information constituting part of this Registration Statement of our report dated February 14, 1997, relating to the financial statements and financial highlights of the Conservative Balanced and Flexible Managed Portfolios, two of the fifteen portfolios that comprise The Prudential Series Fund, Inc., which appears in such Statement of Additional Information.

We also consent to the references to us under the headings "Financial Highlights" and "Experts" in the Prospectus and "Experts" in the Statement of Additional Information.

PRICE WATERHOUSE LLP

1177 Avenue of the Americas
New York, New York  10036
April 24, 1997

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